AGREEMENT

This Agreement (this "Agreement") is dated as of August 2, 2005 Knockout Holdings, Inc., a Delaware corporation (the "Company") and CAMOFI Master LDC, formerly known as DCOFI Master LDC (the "Purchaser").

WHEREAS, the Company and the Purchaser have entered into the Securities Purchase Agreement, dated as of May 2, 2005 (the "Purchase Agreement"), pursuant to which the Company has issued to the Purchaser the Company's 11% Senior Secured Note due May 2, 2008 in the original aggregate principal amount of $3,000,000 (the "Note") and Common Stock Purchase Warrant to purchase 700,000 shares of Common Stock, $.001 par value per share, of the Company at a per share exercise price of $.01 (the "Warrant"). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Purchase Agreement; and

WHEREAS, subject to the terms and conditions contained herein, the parties hereto desire to cancel the Warrant.

In consideration of the foregoing and the agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Cancellation of Warrant. Upon delivery to the Purchaser of a stock certificate representing 4,375 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") of the Company, which shares are presently convertible into an aggregate of 700,000 shares of Common Stock of the Company, registered in the name of "CAMOFI Master LDC" or duly endorsed in negotiable form or accompanied by stock powers, which shares of Series A Preferred Stock shall be free and clear of any encumbrance, security interest, lien, pledge, preemptive rights, irrevocable proxy, voting agreement, voting trust arrangement or any other encumbrance whatsoever, or of any agreement to transfer or encumber any such shares of Series A Preferred Stock (other than this Agreement), the Warrant shall be automatically cancelled, and the Purchaser shall promptly deliver the Warrant to the Company for such cancellation.

2. Amendment to Registration Rights Agreement. The Registration Rights Agreement is hereby amended by deleting clause (iii) of the definition of the term "Registrable Securities" and replacing it with the following:

> (iii) 700,000 shares of Common Stock issuable upon conversion of the 4,375 shares of the Company's Series A Convertible Stock, par value $.001, acquired by the Purchasers pursuant to that certain Agreement, dated August 1, 2005, between the Company and the Purchaser identified therein;

3. Representations, Warranties and Covenants. The Company represents, warrants and covenants with and to Purchaser as follows:

(a) this Agreement has been duly authorized, executed and delivered by the Company, and the agreements and obligations of the Company contained herein constitute legal,

valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms;

(b) neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof are in contravention of any law or regulation or any order or decree of any court or governmental authority applicable to the Company in any respect, or conflicts with or result in the breach of, or constitutes a default in any respect under any mortgage, deed of trust, security agreement, agreement or instrument to which the Company is a party or may be bound, or violates any provision of the Certificate of Incorporation or By-Laws (or similar organizational document) of the Company; and

(c) pursuant to the terms of the Series A Preferred Stock, the shares of Series A Stock will automatically convert into shares of the Company's Common Stock upon amendment to its Certificate of Incorporation (the "Certificate Amendment") increasing the number of its authorized Common Stock. The Company has obtained the consent of its Board of Directors and of its shareholders necessary for the Certificate Amendment, and upon the filing of a definitive Schedule 14C Information Statement with the Securities and Exchange Commission, the mailing of such Information Statement to the Company's shareholders and the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, each share of Series A Preferred Stock will automatically convert into fully paid and nonassessable 160 shares of the Company's Common Stock.

4. <u>General</u>.

(a) <u>Effect of this Agreement</u>. Except as expressly provided herein, no other changes or modifications to the Transaction Documents are intended or implied, and in all other respects the Transaction Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent any conflict exists between the terms of this Agreement and the Transaction Documents, the terms of this Agreement shall control. Except as set forth herein, the execution of this Agreement shall not be deemed to be a waiver of any term or provision of any Transaction Documents.

(b) <u>Governing Law</u>. The validity, interpretation and enforcement of this Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(c) <u>Binding Effect</u>. This Agreement is binding upon and shall inure to the benefit of the Company, the Purchaser and their respective successors and assigns. Any acknowledgment or consent contained herein shall not be construed to constitute a consent to any other or further action by the Company or to entitle the Company to any other consent.

(d) Counterparts, etc. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Agreement by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

KNOCKOUT HOLDINGS, INC.

By: John Bellamy

Title: CEO

PURCHASER:

CAMOFI MASTER LDC, formerly known as DCOFI MASTER LDC

By: Richard Smithline

Title: Director